Series Number: 1
For period ending 1/31/15

48)
Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      158
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           4
Advisor Class                                                      7

73A)           1. Dividends from net investment income
Investor Class                                                      $0.2188
Institutional Class                                           $0.2517

2. Dividends for a second class of open-end company shares
R Class                                           $0.1365
Advisor Class                                                      $0.1776

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      689
Institutional Class                                           1

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                            30
Advisor Class                                                      40

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $16.26
Institutional Class                                           $16.31

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $16.09
Advisor Class                                                      $16.18

Series Number: 2
For period ending 1/31/15

48)
Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      74
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                                      1

73A)           1. Dividends from net investment income
Investor Class                                                      $0.0531
Institutional Class                                           $0.0882
2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                           $0.0091

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      1,453
Institutional Class                                           4

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                           9
Advisor Class                                                      130

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $16.96
Institutional Class                                           $17.00

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $16.82
Advisor Class                                                      $16.91

Series Number: 3
For period ending 1/31/15

48)
Investor, R, and Advisor
First $500 million 1.150%
Next $500 million 1.100%
Next $4 billion 1.050%
Next $5 billion 1.040%
Next $5 billion 1.030%
Next $5 billion 1.020%
Next $5 billion 1.000%
Next $5 billion 0.950%
Over $30 billion 0.850%

Institutional
First $500 million 0.950%
Next $500 million 0.900%
Next $4 billion 0.850%
Next $5 billion 0.840%
Next $5 billion 0.830%
Next $5 billion 0.820%
Next $5 billion 0.800%
Next $5 billion 0.750%
Over $30 billion 0.650%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      82
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                                      4

73A)           1. Dividends from net investment income
Investor Class                                                      $0.0820
Institutional Class                                           $0.1166
2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                           $0.0388

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      1,032
Institutional Class                                           2

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                           23
Advisor Class                                                      98

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $17.21
Institutional Class                                           $17.32

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $16.90
Advisor Class                                                      $17.05